Exhibit 99.1

NEWS RELEASE

For Immediate Release:
Sept. 20, 2016

Investors: Scott Lamb, +1 832 513 1068, Scott.Lamb@CBI.com
Media: Gentry Brann, +1 832 513 1031, Gentry.Brann@CBI.com

CB&I Names Patrick K. Mullen Chief Operating Officer

THE WOODLANDS, Texas – Sept. 20, 2016 – CB&I (NYSE: CBI) today announced that Patrick K. Mullen has been promoted to Chief Operating Officer, effective immediately. In this new role, Mr. Mullen will have responsibility for CB&I’s project operations, commercial and support functions around the world, in addition to working with the executive team in developing key strategies for the future.

Mr. Mullen most recently served as Executive Vice President and President of CB&I’s Engineering & Construction operating group. He joined CB&I in 2007 through the company’s acquisition of Lummus Global and has worked in strategic, operational and commercial leadership roles throughout the company, as well as serving as a key interface with CB&I’s shareholders. Mr. Mullen has worked in the energy infrastructure industry for more than 25 years and currently serves on Vectren Corporation’s board of directors. He holds a bachelor’s degree in chemical engineering from the University of Notre Dame and a master’s degree in business administration from Northwestern University’s Kellogg School of Management.

“I’m pleased to announce Pat’s promotion to Chief Operating Officer of CB&I. Pat has an exceptional track record in operations and commercial management roles within the company, having most recently led our largest operating group,” said Philip K. Asherman, CB&I’s President and Chief Executive Officer. “I’m confident Pat’s proven leadership will support CB&I’s operations focus and continued growth in the industries we serve.”

About CB&I
CB&I (NYSE:CBI) is a leading provider of technology and infrastructure for the energy industry. With over 125 years of experience and the expertise of more than 40,000 employees, CB&I provides reliable solutions to our customers around the world while maintaining a relentless focus on safety and an uncompromising standard of quality. For more information, visit www.CBI.com.

Important Information For Investors And Shareholders

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements regarding CB&I and represents our expectations and beliefs concerning future events. These forward-looking statements are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties. When considering any statements that are predictive in nature, depend upon or refer to future events or conditions, or use or contain words, terms, phrases or expressions such as “achieve,” “forecast,” “plan,” “propose,” “strategy,” “envision,” “hope,” “will,” “continue,” “potential,” “expect,” “believe,” “anticipate,” “project,” “estimate,” “predict,” “intend,” “should,” “could,” “may,” “might” or similar forward-looking statements, we refer you to the cautionary statements concerning risk factors and “Forward-Looking Statements” described under “Risk Factors” in Item 1A of our Annual Report filed on Form 10-K filed with the SEC for the year ended December 31, 2015, and any updates to those risk factors or “Forward-Looking Statements” included in our subsequent Quarterly Reports on Form 10-Q filed with the SEC, which cautionary statements are incorporated herein by reference.